Zeros & Ones

Mark M. Laisure
Chairman and CEO
Zeros & Ones, Inc.
Tel: 800-710-6637, x111
eMail: mark@zerosones.com

April 4, 2006

Dr. Volker Anhaeusser
c/o Richardson & Patel, LLP

Re: Offer of position for Board of Directors

Dear Dr. Anhaeusser;

Zeros & Ones, Inc. (the "Company") is pleased to offer you a seat on our Board of Directors. You will be asked to attend at least one (1) official Board of Directors meeting per calendar quarter; as well we will have other informal meetings during the year. The initial term of this appointment is for one (1) year.

In consideration for your services you will be paid a directors fee of $10,000 in Zeros & Ones, Inc. equity for each quarter of service. The amount of shares paid to you will be calculated based on dividing the weighted average closing stock price into the amount due you for each quarter of service. Each quarter you can select whether you are paid in 1) Common shares of Zeros & Ones, Inc. Common stock, or 2) Options for the purchase of Common shares of Zeros & Ones, Inc. The shares will contain customary restrictive legend as required by law. The Company agrees to include all shares issued under this agreement in the next registration statement filed by the Company with the SEC. These shares are not currently registered for sale with the SEC. If you select Options, the option price will be determined by the closing market price on the last day of each quarter of service.

In addition, the Company will reimburse all approved expenses related to your services as a member of our Board of Directors promptly upon receipt of your expense report. Any public communication of your position with the Company will be mutually agreed, except as required by the SEC or other government reporting agency.

Volker, we are very excited to have you join our team at Zeros & Ones. Please indicate your acceptance for a position on our Board of Directors by signing below and returning to me by fax at 866-212-6489.

Zeros & Ones

Mark M. Laisure
Chairman and CEO
Zeros & Ones, Inc.
Tel: 800-710-6637, x111
eMail: mark@zerosones.com

Regards,

Mark M. Laisure
Chairman and Chief Executive Officer

Agreed and Accepted:

Dr. Volker Anhaeusser
Date:

(Please fax to 866-212-6489 upon acceptance)